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Exhibit 10.9

GROUND LEASE

        THIS GROUND LEASE (this "Lease") is made this 21 day of Nov., 2000, by and between THE LANDWELL COMPANY, L.P., a Delaware limited partnership ("Landlord"), and READY MIX, INC., a Nevada corporation ("Tenant").

ARTICLE 1

PREMISES

        1.1    Demise.    Landlord demises and leases to Tenant, and Tenant rents from Landlord for the Term, described in Article 2 below, those certain premises which are shown on the site plan which is attached hereto as Exhibit "A" and incorporated herein by this reference, consisting of eleven and 27/100 (11.27) acres (the "Premises"). Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises.

        1.2    Permitted Use of Premises.    The Premises may be used by Tenant as a Ready Mix & Aggregate which shall include the right to place temporary office space on the Premises (the "Permitted Use"). Landlord has disclosed to Tenant that the Premises have previously been used for industrial purposes and Tenant acknowledges that it has investigated such prior use and has satisfied itself as to the condition of the Premises.

        1.3    Quiet Enjoyment.    If and so long as Tenant pays the rent, as defined in Article 3 below, and keeps, observes and performs each and every term, covenant and condition of this Lease on the part of Tenant to be kept, observed and performed, Tenant shall peaceably hold and enjoy the Premises for the Term without hinderance or interruption by Landlord or any other person lawfully claiming through or under Landlord except as expressly provided in this Lease.

        1.4    Restrictions.    Tenant shall comply with any and all regulations that Landlord may reasonably impose upon the Property.

ARTICLE 2

TERM

        The term of this Lease (the "Term") shall commence on October 15, 2000 (the "Commencement Date") and shall terminate (the "Termination Date") eighteen (18) months after the Commencement Date, unless the Term is extended as provided herein. Provided Tenant is not in default of any provision of the Lease at the time of exercise or at any time thereafter prior to the commencement of the Option Term (defined below), Tenant may extend the Term for two (2) additional six (6) month periods (each an "Option Term") only by giving Landlord written notice not more than four (4) months nor less than two (2) months before the expiration of the then current initial Term (such option to extend is sometimes hereinafter referred to as the "Option"). All of the terms and conditions of the Lease, except this right to extend the Term, shall apply to the Option Term so far as applicable, and reference in the Lease to the "Term" shall be deemed to include the Option Term. The Option shall not be available to any subsequent assignee, subtenant or other transferee of the original Tenant. Time is of the essence of all of the provisions of this Article 2 relating to Tenant's exercise of the Option. Tenant's failure to comply with any of the time or other requirements set forth in this Article 2 shall cause the Option to automatically cease and terminate and, in such event, the Lease shall terminate upon the expiration of the then-current initial Term. Upon the expiration of the Option Terms, Landlord and Tenant may mutually agree to continue this Lease on a month-to-month basis.

ARTICLE 3

RENTAL

        3.1    Rent.    Tenant shall pay Landlord a basic rent (the "Basic Rent") for the Premises in the amount of Six Thousand Dollars ($6,000) per month. The Basic Rent for the last month of the Term shall be due and payable on or before the Commencement Date. Commencing October 15, 2001, Basic Rent shall be increased to Six Thousand Six Hundred Dollars ($6,600).

        3.2    Tenant to Pay Net Rent.    Throughout the Term, Tenant shall pay to Landlord the Basic Rent set forth in Section 3.1 above, in the manner set forth in this Article, without deduction of any kind whatsoever. Basic Rent shall be paid without prior notice or demand, and without any setoff, counterclaim or deduction whatsoever, and shall not be reduced or abated except as expressly provided in this Lease.

        3.3    Payment of Basic Rent.    Tenant shall commence payment of Basic Rent on the Commencement Date and such rent shall be paid in advance on the first day of each calendar month thereafter. Basic Rent for any partial month shall be pro-rated.

        3.4    Currency; Agent; Place of Payment.    All Basic Rent and all other charges payable by Tenant under this Lease (sometimes collectively referred to herein as "rent") shall be paid in lawful currency of the United States of America to Landlord or to such agent as shall be designated by Landlord in written notice to Tenant on or before its due date. All payments of rent shall be paid to Landlord at the address to which notices to Landlord are given.

ARTICLE 4

ENCUMBRANCES

        4.1    No Right to Encumber.    Tenant shall not have the right to encumber by way of a deed of trust, mortgage, or other security instrument (collectively, a "Deed of Trust") all or any portion of Tenant's right, title and interest in, to and under this Lease, without the written consent of Landlord, which consent shall be given at Landlord's sole discretion. Any encumbrance without Landlord's consent shall be voidable and, at Landlord's election, shall constitute a material default by Tenant.

        4.2    Encumbrances on Landlord's Interest.    Nothing herein contained shall limit Landlord's rights to assign or otherwise encumber Landlord's interest in this Lease. In the event that Landlord at any time so encumbers its interest in this Lease, said encumbrance shall be subject and subordinate, and shall not be a lien prior, to this Lease or any modifications or extensions hereof, and any such encumbrance by Landlord shall not be deemed to give any such assignee any greater rights than Landlord hereunder or the right to cancel the Lease unless there is a default on the part of Tenant, uncured by Tenant, which, under the terms of this Lease, would enable Landlord to cancel this Lease.

ARTICLE 5

INSURANCE

        5.1    Fire and Hazard Insurance.    Tenant shall at its own expense and at all times during the Term keep all improvements and fixtures, by whomsoever installed or constructed, existing on the Premises on the Commencement Date or at any time thereafter, insured against (a) all of the risks covered by a standard "Special Form" endorsement, and (b) such other hazards or risks which a prudent businessman would insure against. This coverage shall be in an amount equal to the full replacement cost of such improvements and fixtures without deduction for depreciation, shall be written on an "Agreed Amount" basis, and shall not have a deductible in excess of Five Thousand Dollars ($5,000). The insurance policy shall name Landlord as a loss payee thereunder.

        5.2    Liability Insurance.    Tenant shall maintain at its own expense during the Term a policy or policies of "commercial general liability" insurance naming Landlord as additional insured thereunder in form and with coverage satisfactory to and approved by Landlord, with limits not less than Two Million Dollars ($2,000,000), and with deductibles not more than Five Thousand Dollars ($5,000). Tenant shall periodically, but not less frequently than annually, reevaluate the scope of the risks covered and the liability limits of such insurance policies and, if necessary, increase such coverage or liability limits in order to provide coverage of risks and liability limits which a prudent businessman would provide under similar circumstances. Tenant shall also increase the liability limits or the scope of the risks covered by such insurance policies to such higher levels or such broader scope of risks as Landlord may from time to time reasonably specify. The coverage required hereunder shall state the Tenant's insurance shall apply separately to each insured against whom a claim is made or suit is brought, except with respect to the limits of the insurer's liability.

        5.3    General Insurance Requirements.

          (a)    Policy Provisions.    Each policy of insurance required in Sections 5.1 and 5.2 shall:

              (i)  provide that the liability of the insurer thereunder shall not be affected by, and that the insurer shall not claim, any right of set-off, counterclaim, apportionment, proration, or contribution by reason of, any other insurance obtained by or for Landlord, Tenant, or any person claiming by, through, or under any of them;

             (ii)  contain no provision relieving the insurer from liability for loss occurring while the hazard to buildings, improvements and fixtures is increased, whether or not within warranty or condition or any other act or neglect by Landlord, Tenant, or any person claiming by, through, or under any of them;

            (iii)  provide that such policy may not be cancelled, whether or not requested by Tenant, except upon the insurer giving at least thirty (30) days prior written notice thereof to Landlord and Tenant;

            (iv)  contain a waiver by the insurer of any right of subrogation to any right of Landlord or Tenant against any of them or any person claiming by, through, or under any of them;

             (v)  be written by an insurance company rated A or better, Class size IX or better, by the Best's Key Rating Guide, based upon the rating system in effect on the date this Lease is signed, and approved in writing by Landlord. In the event that Best's changes its rating system or ceases to provide ratings at some later date, then such insurance company shall have a rating from Best (or some other comparable rating service if Best's ceases to provide ratings) comparable to the "A or better, Class size IX or better" requirement of the immediately preceding sentence, and

            (vi)  be written as primary policies, not contributing with and not in excess with any coverage that Landlord may carry.

          (b)    Certificates of Insurance.    Tenant shall deposit with Landlord current certificates of insurance issued by the insurance carriers certifying that Tenant has in effect all the insurance required in Sections 5.1 and 5.2. Tenant shall also deposit with Landlord current copies of all insurance policies and endorsements required by this Article.

ARTICLE 6

CONDEMNATION

        6.1    Partial Termination and Reduction of Rent.    In the event at any time or times during the Term all or any part of the Premises shall be taken or condemned by any authority having the power of eminent domain, then and in every such case the estate and interest of Tenant in any part of the Premises so taken or condemned shall at once cease and terminate.

        6.2    Compensation and Damages.    In every case of taking or condemnation of all or any part of the Premises, all compensation and damages payable for or on account of the taking of all or any part of the Premises shall be payable to and be the sole property of Landlord, and Tenant shall not have any interest or claim to such compensation or damages or any part thereof whatsoever.

        6.3    Termination of Lease.    In the event only part of the Premises shall be so taken or condemned and Landlord and Tenant shall agree in writing that the balance of the Premises is unsuitable for the purposes permitted under this Lease and intended by Tenant, Tenant shall, if so requested by Landlord, remove all improvements then remaining on the Premises and restore the Land then remaining to good and orderly condition and even grade, and upon such removal and restoration and in every such case, Tenant shall have the right at its option, by giving prior written notice thereof to Landlord within seventy-five (75) days after completing such removal and restoration, to terminate this Lease. Upon such termination, Tenant shall be relieved of all further obligations under this Lease and Landlord shall refund to Tenant any unearned portion of the Rent paid in advance prior to the effective date of such termination.

        6.4    Conveyance as Condemnation.    The term "condemnation" as used in this Lease shall include any conveyance made under threat or imminence of condemnation by any public or private authority having the power of eminent domain.

ARTICLE 7

MAINTENANCE AND USE OF PREMISES

        7.1    Observance of Laws.    Tenant shall during the Term (i) keep the Premises in a clean and safe condition; (ii) observe and perform all laws, ordinances, rules and regulations whether now or hereafter made by any governmental authority for the time being applicable to the Premises or the use thereof (unless such observance or performance is specifically required by Landlord hereunder); and (iii) indemnify, defend and hold Landlord harmless against all actions, suits, claims and damages (including reasonable attorneys' fees) by whomsoever brought or made by reason of Tenant's nonobservance or nonperformance of such requirements, laws, ordinances, rules and regulations or this covenant.

        Furthermore, Tenant agrees that by taking possession of the Premises, Tenant acknowledges that the Premises are in compliance with any and all air pollution control regulations or similar regulations issued and/or enforced by any governmental agency affecting the premises, including, without limitation, the Clark County Health District (collectively, the "Air Quality Regulations"). Tenant further acknowledges and agrees that at all times during the term of this Lease, and any holdover period during which Tenant is occupying or using the Premises, if applicable, Tenant shall be solely responsible for complying with the Air Quality Regulations. If, at any time, Tenant uses or occupies any of Landlord's property outside of the Premises ("Tenant's Encroachment"), as determined in Landlord's sole discretion, or violates any Air Quality Regulations affecting the Premises or any of Landlord's property, Tenant hereby agrees to pay to Landlord, immediately upon demand, a penalty fee in the amount of Ten Thousand Dollars ($10,000) (the "Penalty Amount"). Tenant acknowledges that the Penalty Amount represents a reasonable estimate of the damage that Landlord may suffer as a result of Tenant's Encroachment upon Landlord's property and/or Tenant's violation of any Air Quality Regulations over and above the Violation Costs (as defined herein). Additionally, Tenant acknowledges and agrees that Tenant shall be solely responsible for any and all (i) penalties assessed against Landlord by any governmental or quasi-governmental agency as a result of Tenant's use of the Premises or Tenant's Encroachment, including, without limitation, any penalties assessed for violations of the Air Quality Regulations; and (ii) mitigation costs that may be imposed upon or incurred by Landlord in remedying any violation of the Air Quality Regulations caused by Tenant's activities on the Premises or Tenant's Encroachment (the fees and costs referred to in the foregoing clauses (i) and (ii) are referred to herein collectively as the "Violation Costs"). Tenant shall pay the Violation Costs to Landlord immediately upon demand by Landlord.

        Notwithstanding anything to the contrary contained in this Lease, if (i) a Tenant's Encroachment (as defined herein) occurs, (ii) Tenant violates the Air Quality Regulations (as defined herein) as a result of Tenant's use of the Premises or Tenant's Encroachment, (iii) Tenant fails to maintain the Premises as provided in this Lease, or (iv) Tenant fails to comply with all applicable laws as provided in this Section 7, Tenant may terminate this Lease immediately upon delivering written notice of such termination to Tenant. Tenant's obligations under this Section 7.1 shall survive the termination of this Lease.

        7.2    Inspection of Premises.    Tenant shall permit Landlord and its agents at all reasonable times during the Term to enter and examine the state of repair and condition of the Premises. If any defects which may cause the Premises to be unsafe or in violation of law come to Landlord's attention, Landlord may give notice of such defects to Tenant and within thirty (30) days after such notice, Tenant shall repair and make good all defects required by the terms of this Lease to be repaired by Tenant; provided, however, that if such repair or correction may be made within a reasonable period of time but cannot reasonably be made within thirty (30) days, then such repair or correction shall be deemed to be made if begun within the thirty (30) day period and thereafter continuously and diligently undertaken to completion by Tenant.

        7.3    Liens.    Tenant shall keep the Premises at all times free and clear of all liens, charges and encumbrances of every nature, and will indemnify, defend and hold Landlord harmless from all loss, cost and expenses (including reasonable attorneys' fees) with respect to any such liens, charges and encumbrances, unless such liens, charges and encumbrances (i) exist on the Commencement Date, or (ii) are created by Landlord or persons claiming by, through or under Landlord. Landlord shall have the right to record such notices of nonresponsibility as Landlord shall reasonably deem to be appropriate to protect Landlord's Interest from being encumbered by any mechanics' or materialmen's lien.

        7.4    No Interference with Seller's Work.    At no time during the Term, and any holdover period during which Tenant is occupying or using the Premises, shall Tenant's use of the Premises interfere with Seller's offsite work at or near the Premises (collectively, "Seller's Work"). Tenant specifically acknowledges that Landlord reserves the right to enter upon the Premises as Seller's deems reasonably necessary to complete Seller's Work.

ARTICLE 8

DEFAULT

        8.1    Events of Default.    Tenant shall be in default under this Lease (herein a "Default" if:

          (a)    Failure to Pay Rent.    Tenant shall fail to make full payment of any payment of Rent or any other payments to Landlord required under this Lease within five (5) days after the date that such payment is due, whether such payment shall or shall not have been otherwise demanded; or

          (b)    Breach of Covenant.    Tenant shall fail to observe or perform any of the covenants contained in this Lease and on the part of Tenant to be observed and performed, and such failure shall continue for a period of five (5) days after written notice of such failure given by Landlord to Tenant without substantial action having been (i) initiated by Tenant within such period and (ii) thereafter diligently and continuously continued to remedy such failure; or

          (c)    Bankruptcy or Insolvency.    Tenant shall become bankrupt or insolvent, or seek protection under any provision of any bankruptcy or insolvency law, or any similar law providing for the relief of debtors or if any assignment be made of Tenant's property for the benefit of creditors; or

          (d)    Liens.    If the Land shall become subject to any attachment or judgment, or to any lien, charge or encumbrance not consented to by Landlord or permitted pursuant to the provisions of this Lease and the same shall not be released prior to the earlier of (i) thirty (30) days thereafter; or (ii) the commencement of any process or action seeking to foreclose upon such lien, charge or encumbrance.

        8.2    Landlord's Remedies.

          (a)   In the event of any such default by Tenant, then, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant five (5) days' written notice of such election to terminate. In the event Landlord shall elect to so terminate this Lease, Landlord may recover from Tenant:

              (i)  the worth at the time of award of any unpaid rent which has be earned at the time of such termination; plus

             (ii)  the worth at the time of award of any amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

            (iii)  the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

            (iv)  any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

             (v)  at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

          (b)   As used in paragraphs (i) and (ii) above, the "worth at the time of award" is computed by allowing interest in the per annum amount equal to the prime rate of interest or other equivalent reference rate from time to time announced by the Bank of America National Trust and Savings Association (the "Reference Rate") plus two percent (2%), but in no event in excess of the maximum interest rate permitted by law. As used in paragraph (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (c)   In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property therefrom by summary proceedings or otherwise; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

          (d)   In the event of the vacation or abandonment of the Premises by Tenant, or in the event that Landlord elects to re-enter as provided in Paragraph (c) above or takes possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, and if Landlord does not elect to terminate this Lease, then Landlord may from time to time, without terminating this Lease, either recover all rent as it becomes due or relet the Premises or any part thereof for such term or terms and at such rent and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable, with the right to make alterations and repairs to the Premises.

  If Landlord does not terminate this Lease and if Tenant requests Landlord's consent to an Assignment of this Lease or a Sublease of the Premises at such time as Tenant is in default, Landlord may not unreasonably withhold its consent to such Assignment or Sublease.

          (e)   In the event that Landlord shall elect to so relet as provided in Paragraph (d) above, then rentals received by Landlord from such reletting shall be applied: First, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the Premises; fourth, to the payment of rent due and unpaid hereunder; and the remainder, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

        8.3    Non-waiver: Remedies Cumulative.    The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent or any other payment hereunder by Landlord or the subsequent acceptance of payment by Tenant shall not be deemed to be a waiver of any preceding breach of any term, covenant or condition of this Lease, other than the failure of the party to pay the particular rental or other payment so accepted, regardless of such party's knowledge of such preceding breach at the time of acceptance of such rent or other payment. Each and all the remedies given to Landlord and Tenant hereunder are cumulative, and the exercise of one right or remedy by Landlord or Tenant shall not impair Landlord's or Tenant's right to any other remedy under this Lease or available under applicable law.

        8.4    No Accord and Satisfaction.    No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent or other payments herein stipulated shall be deemed to be other than on account of the earliest stipulated rent or other payment, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other payment or pursue any other remedy provided in this Lease,

ARTICLE 9

SURRENDER

        9.1    Surrender.    Subject to the terms of Section 6.3 above, dealing with termination of the Lease in the event of condemnation under certain conditions, and subject further to Landlord's options set forth in this Section 9.2 below, at the end of the Term or sooner termination of this Lease, Tenant shall peaceably deliver to Landlord possession of the Premises, in good order and condition, ordinary wear and tear excepted, provided, however, that Tenant shall remove, at Tenant's sole cost and expense, any temporary utilities or other improvements that Tenant or its agents have installed on the Premises.

        9.2    Removal and Restoration.    Notwithstanding the provisions of Section 9.1 above, upon fifteen (15) days notice prior to the expiration of the Term, Landlord may in its sole discretion require the Tenant, at its sole expense, to remove promptly after the expiration of the Term any or all improvements by whomsoever made then on the Premises, all debris from such demolition and restore the Premises to good and even grade.

ARTICLE 10

ASSIGNMENTS AND SUBLEASES

        Tenant shall not assign or transfer this Lease or any interest therein, or sublet the Premises in whole without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Each assignee shall assume and be deemed to have assumed this Lease and shall become and remain liable jointly and severally with Tenant for the payment of the rent and other payments due hereunder. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a counterpart of such assignment which contains a covenant of assumption by the assignee, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as set forth above. Landlord's consent to any such assignment or subletting shall in no event release Tenant from its continuing liability hereunder unless such release is expressly set forth in a writing signed by Landlord. Unless so released, Tenant's liability hereunder shall continue notwithstanding any other or further assignment of this Lease or subsequent amendment or revision hereof, Tenant hereby expressly consents to all such amendments and revisions and waives notice thereof. Tenant's continuing liability hereunder shall be direct, primary and absolute and not secondary or conditional.

ARTICLE 11

GENERAL PROVISIONS

        11.1    Assumption of Risk.    Tenant shall and does hereby assume all risk of loss or damage to furnishings, furniture, fixtures, supplies, merchandise and other property, by whomsoever owned, stored, placed or affixed in the Premises and does hereby agree that Landlord shall not be responsible for loss or damage to any such property, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims for such loss or damage, including reasonable attorney's fees.

        11.2    Holding Over.    If Tenant shall, with the consent of Landlord, remain in possession of the Premises after the expiration of the Term without executing any extension or renewal of this Lease, Tenant shall be deemed to occupy the Premises as tenant from month-to-month subject to all of the terms and conditions of the Lease, to the extent such terms and conditions are applicable to a month-to-month tenancy except that each month's Basic Rent shall be equal to two hundred percent (200%) of the Basic Rent amount paid for the year preceding the expiration date.

        11.3    Notices.    Any notice or demand to be given to or served upon either Landlord or Tenant in connection with this Lease shall be in writing and shall be deemed to have been sufficiently given or served for all purposes by being sent by certified mail, postage prepaid, return receipt requested, addressed to such party at its address specified below or at such other address as such party may have within the State of Nevada, and any such notices or demand shall be deemed conclusively to have been given or served on the date indicated on the return receipt of delivery or upon the date of such personal delivery; provided, however, that if such party refuses to accept delivery of such notice or demand, then delivery will be deemed conclusively to have been given or served on the date of such refusal.

        Landlord's Address:

    The Landwell Company, L.P.
    875 West Warm Springs Road
    Henderson, Nevada 89015
    Attention: Dan H. Stewart
    Fax: (702) 567-0475

        With a copy to:

    Jones Vargas
    3773 Howard Hughes Parkway
    Third Floor South
    Las Vegas, Nevada 89109
    Attention: Stephen M. Rice, Esq.
    Fax: (702) 734-2722

        Tenant's Address:

    Ready Mix, Inc.
    3430 East Flamingo Road
    Las Vegas, Nevada 89121
    Attention: Bob Morris
    Fax: (702) 433-0189

        11.4    Article, Section, Paragraph Headings.    The article, section and paragraph headings in this Lease are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Lease.

        11.5    Indemnity.    Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims and demands for loss or damage, including claims for property damage, personal injury or wrongful death, arising out of or in connection with the use or occupancy of the Premises by Tenant or any other person claiming by, through or under Tenant, or any accident or fire on the Premises, or any nuisance made or suffered thereon, or any failure of Tenant to maintain the Premises in a safe condition, and Tenant shall reimburse Landlord for all costs and expenses, including reasonable attorneys' fees, paid or incurred by Landlord in connection with defense of any such claim or in any such action as well as all costs for research regarding settlement or other preventive measures which Landlord may take prior to the filing of such action or to attempt to prevent the filing of such an action.

        11.6    No Increase of Tenant's Estate.    Tenant hereby waives and relinquishes any and all rights given to a lessee under any law which may be enacted at any time during the Term giving Tenant the right to expand Tenant's leasehold estate under this Lease, which Tenant would not have under the terms of this Lease in the absence of such chapter or such law, it being understood and agreed by and between Landlord and Tenant that the provisions of such chapter of such law shall not apply to this Lease. Any attempt by Tenant or any person claiming by or through Tenant to expand its estate under this Lease pursuant to such chapter or such law shall be breach of this Lease.

        11.7    Interest and Late Charges.

          (a)    Interest.    All payments required to be made by Tenant to Landlord under this Lease which are not paid within five (5) days of the due date for such payments required in the Lease shall bear interest at a rate equal to fifteen percent (15%) per annum accruing from the due date until such overdue payments are paid in full.

          (b)    Late Charges.    In the event Tenant is more than five (5) days late in paying any installment of rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of rent. The parties agree that the amount of such late charge represents a reasonable estimate of the cost and expense that would be incurred by Landlord in processing each delinquent payment of rent by Tenant and that such late charge shall be paid to Landlord as liquidated damages for each delinquent payment, but the payment of such late charge shall not excuse or cure any default by Tenant under this Lease. The parties further agree that the payment of late charges and the payment of interest provided for in Section 11.7(a)

  above are distinct and separate from one another in that the payment of interest is to compensate Landlord for the use of Landlord's money by Tenant, while the payment of a late charge is to compensate Landlord for the additional administrative expense incurred by Landlord in handling and processing delinquent payments.

        11.8    Neither Landlord nor Tenant Deemed Drafter.    All provisions of this Lease have been negotiated by Landlord and Tenant at "arm's length" and with full opportunity for representation by their respective legal counsel and Landlord and Tenant agree that neither party shall be deemed to be the drafter of this Lease and in the event this Lease is ever construed by a court of law, such court shall not construe this Lease against either party drafter of this Lease.

        11.9    Landlord's Right to Transfer Landlord's Interest.    Tenant agrees that nothing in this Lease shall be construed to prevent Landlord from selling, assigning or otherwise transferring all or any part of Landlord's Interest. In the event of Landlord's transfer of all of Landlord's Interest, Tenant agrees that any and all obligations of Landlord under this Lease not then accrued shall terminate upon the effective date of such transfer and Tenant hereby releases Landlord from any obligations or covenants under this Lease which have not accrued prior to such effective date; provided, however, that nothing herein shall be deemed or construed to release the transferee of Landlord's Interest from the obligation to perform all of the obligations and covenants of Landlord under this Lease which accrue from and after the effective date of such transfer.

        11.10    Entire Agreement.    This Lease together with the Exhibits attached hereto constitutes the full and complete agreement of Landlord and Tenant and all other prior oral and written agreements shall be deemed to have merged into this Lease and have no further force or effect.

        11.11    Consent.    Where the consent or approval of Landlord or Tenant is required by any provisions of this Lease, all such approvals or consents shall be in writing and unless expressly so provided to the contrary, such consent shall not unreasonably withheld or delayed.

        11.12    Amendment.    This Lease may only be amended in writing, executed by both Landlord and Tenant.

        11.13    Estoppel Certificates.    Within ten (10) days of written notice from either party, the other party shall execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to certifying party's knowledge, any uncured defaults on the part of the other party, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

        11.14    Attorneys' Fees.    If either party hereto institutes any action or proceeding in court to enforce any provisions hereof or for damages or other relief by reason of any alleged breach of any provision hereof, the prevailing party shall be entitled to receive from the losing party all costs, including reasonable attorneys' fees. If any litigation or legal expense incurred by either party hereto in connection with any litigation commenced by or against the other party (other than condemnation proceedings) in which it shall without fault be made a party, then it will be entitled to recover against the opposite party all of its costs including reasonable attorneys' fees.

        11.15    Expenditures By Landlord.    Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled but shall not be obligated to make any such payment or expenditure, or do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant, and in such event the amount thereof, together with interest computed at the rate of fifteen percent (15%)

per annum, shall be deemed additional rent hereunder and shall be added to and deemed a part of the next installment of rent thereafter becoming due.

        11.16    Partial Invalidity.    If any term, provision, covenant or condition of this Lease should be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Lease shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

        11.17    Time of Essence.    Time is of the essence of this Lease and all of the terms, provisions, covenants and conditions hereof

        11.18    Successors and Assigns.    All the terms, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the successors, successors in trust and assigns of Landlord and, subject to the restrictions on assignment herein contained, the heirs, devisees, personal representatives, successors and permitted assigns of Tenant to the same extent as said terms, covenants and conditions inure to the benefit of and are binding upon Landlord and Tenant, respectively.

        11.19    Grammar; Governing Law.    The necessary grammatical changes required to make the provision of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Nevada shall govern the validity, performance and enforcement of this Lease.

        11.20    Counterparts.    This Lease may be executed in multiple counterparts, each of which, when so executed and delivered, shall constitute an original fully enforceable instrument for all purposes.

        11.21    Days.    Any reference in this Lease to "days" shall mean calendar rather than business days unless otherwise specifically provided.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

LANDLORD:
THE LAND WELL COMPANY, L.P a Delaware limited partnership
By:	Basic Land Company, a Nevada corporation its general partner
	By:	/s/ DAN H. STEWART Dan H. Stewart President and Chief Executive Officer
TENANT:
READY MIX, INC. a Nevada corporation
By:	/s/ ROBERT R. MORRIS
Name:	Robert R. Morris
Title:	President

CONSENT OF RECORD OWNER

        Basic Environmental Company, LLC, a Nevada limited liability company, as the record owner of the Premises, hereby consents to the foregoing Lease.

BASIC ENVIRONMENTAL COMPANY, LLC a Nevada limited liability company
By:	/s/ DAN H. STEWART Dan H. Stewart President

EXHIBIT "A"
LEGAL DESCRIPTION OF PROCESSING SITE

EXPLANATION:

        THIS LEGAL DESCRIBES A PARCEL OF LAND LOCATED EAST OF U.S. HIGHWAY 95 AND SOUTH OF WARM SPRINGS ROAD.

        BEING A PORTION OF THE EAST HALF (E 1/2) OF SECTION 11, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

        COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 11; THENCE SOUTH 88°49'22" WEST, ALONG THE SOUTH LINE THEREOF, 1493.41 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 20°09'11" WEST, DEPARTING SAID SOUTH LINE, 1508.01 FEET; THENCE NORTH 00°00'00" WEST, 655.34 FEET; THENCE NORTH 13°51'46" WEST, 771.73 FEET; THENCE NORTH 88°57'58" EAST, 705.17 FEET; THENCE SOUTH 20°09'11" WEST, 1.74 FEET TO THE POINT OF BEGINNING.

        CONTAINING 435,746 SQUARE FEET (10.00 ACRES), MORE OR LESS, AS DETERMINED BY COMPUTER METHODS.

BASIS OF BEARINGS

        THE BASIS OF BEARINGS FOR THIS PARCEL DESCRIPTION IS GRID NORTH AS DEFINED BY THE NEVADA COORDINATE SYSTEM OF 1983 (NC83) EAST ZONE (2701).

SITE PLAN SHOWING PROCESSING SITE

A PORTION OF THE EAST HALF (E 1/2) OF SECTION 11,
TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA

LINE TABLE

No.	BEARING	DISTANCE
L1	S20°09'11"W	1.74'

[GRAPHIC]

CONTAINING 435,746 SQUARE FEET,
10.00 ACRES.

EXHIBIT "A"

EXPLANATION:

        THIS LEGAL DESCRIBES A PARCEL OF LAND LOCATED EAST OF U.S. HIGHWAY 95 AND SOUTH OF WARM SPRINGS ROAD FORE ACCESS ROAD PURPOSES.

PARCEL DESCRIPTION
READYMIX 30.00 FEET WIDE ACCESS EASEMENT

        A PORTION OF THE NORTH HALF (N 1/2) OF SECTION 11, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA, BEING A STRIP OF LAND 30 FEET IN WIDTH, LYING 15 FEET ON BOTH SIDES OF THE FOLLOWING DESCRIBED CENTERLINE:

        COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 11; THENCE SOUTH 88°49'22" WEST, ALONG THE SOUTH LINE THEREOF, 2116.20 FEET; THENCE NORTH 01°02'02" WEST, DEPARTING SAID SOUTH LINE, 23.04 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING NORTH 01°02'02" WEST, 189.84 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE SOUTHWESTERLY HAVING A RADIUS OF 150.00 FEET; THENCE ALONG SAID CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 90°00'00" AN ARC LENGTH OF 235.62 FEET; THENCE SOUTH 88°57'58" WEST, 174.14 FEET TO THE POINT OF TERMINUS.

        THE SIDELINES OF SAID 30.00 FEET WIDE EASEMENT TO BE EXTENDED OR SHORTENED SO AS TO BEGIN AT RIGHT ANGLES WITH THE SOUTHERLY TANGENT (NORTH 01°02'02" WEST), MEET AT ANGLE POINTS AND TERMINATE AT RIGHT ANGLES WITH THE NORTHERLY TANGENT (SOUTH 88°57'58" WEST).

        CONTAINING 19,488 SQUARE FEET (0.45 ACRES), MORE OR LESS, AS DETERMINED BY COMPUTER METHODS.

BASIS OF BEARINGS

        THE BASIS OF BEARINGS FOR THIS PARCEL DESCRIPTION IS GRID NORTH AS DEFINED BY THE NEVADA COORDINATE SYSTEM OF 1983 (NC83) EAST ZONE (2701).

EXHIBIT "C"

EXHIBIT "A"

EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION
BLACK MOUNTAIN INDUSTRIAL CENTER
A PORTION OF THE NORTH HALF (N 1/2) OF SECTION 11,
TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA

LINE TABLE

No.	BEARING	DISTANCE
L1	N01°02'02"W	23.04'

CURVE TABLE

CURVE	RADIUS	DELTA	LENGTH	TANGENT
C1	150.00	90°00'00"	235.62'	150.00'

[GRAPHIC]

CONTAINING 19,488 SQUARE FEET, 0.45 ACRES.

EXHIBIT "A"

EXPLANATION:

        THIS LEGAL DESCRIBES A PARCEL OF LAND LOCATED EAST OF U.S. HIGHWAY 95 AND SOUTH OF WARM SPRINGS ROAD.

LEGAL DESCRIPTION
GROUND LEASE

        BEING A PORTION OF THE EAST HALF (E 1/2) OF SECTION 11, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

        COMMENCING AT THE SOUTHEAST CORNER OF THE NORTHEAST QUARTER (NE 1/4) OF SAID SECTION 11; THENCE SOUTH 88°49'22" WEST, ALONG THE SOUTH LINE THEREOF, 1493.41 FEET; THENCE NORTH 20°09'11" EAST, DEPARTING SAID SOUTH LINE, 1.74 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 88°57'58" WEST, 705.17 FEET; THENCE NORTH 01°02'02" WEST, 50.00 FEET; THENCE NORTH 88°57'58" EAST, 724.55 FEET; THENCE SOUTH 20°09'11" WEST, 53.62 FEET TO THE POINT OF BEGINNING.

        CONTAINING 35,743 SQUARE FEET (0.82 ACRES), MORE OR LESS, AS DETERMINED BY COMPUTER METHODS.

BASIS OF BEARINGS

        THE BASIS OF BEARINGS FOR THIS LEGAL DESCRIPTION IS GRID NORTH AS DEFINED BY THE NEVADA COORDINATE SYSTEM OF 1983 (NC83) EAST ZONE (2701).

EXHIBIT "A"

[PROFESSIONAL LAND SURVEYOR—STATE OF NEVADA NO. 12063 SEAL]
TYRONE L. HICKS
11/8/00

EXHIBIT "A"

EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION
BLACK MOUNTAIN INDUSTRIAL CENTER
A PORTION OF THE EAST HALF (E 1/2) OF SECTION 11,
TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA

LINE TABLE

No.	BEARING	DISTANCE
L1	N20°09'11"E	1.74'
L2	N01°02'02"W	50.00'
L3	S20°09'11"W	53.62'

[GRAPHIC]

CONTAINING 37,743 SQUARE FEET,
0.82 ACRES.

SITE PLAN SHOWING PROCESSING SITE

[GRAPHIC]

DATE (MM/DD/YY)
7/31/00

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

PRODUCER Aon Risk Services, Inc. of Southern California 695 Town Center Drive, Ste 500 Costa Mesa, CA 92626 714-641-8355	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE
	COMPANY A	TIG Insurance Company

INSURED Ready Mix	COMPANY B
3430 E. Flamingo, #100
Las Vegas, NV 89121-5018	COMPANY C

COMPANY D

COVERAGES

  THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS

	GENERAL LIABILITY				GENERAL AGGREGATE		$2000000

A	/x/ COMMERCIAL GENERAL LIABILITY	T6-38813622	4/01/00	4/01/01	PRODUCTS—COMP/OP AGG		$1000000

	/ / / / CLAIMS MADE /x/ OCCUR				PERSONAL & ADV INJURY		$1000000

	/ / OWNER'S & CONTRACTOR'S PROT				EACH OCCURRENCE		$1000000

	/x/ Nevada Stop Gap				FIRE DAMAGE (Any one fire)		$50000

	/ / Coverage Incl				MED EXP (Any one person)		$5000

AUTOMOBILE LIABILITY
A	/x/ ANY AUTO	T6-38813622	4/01/00	4/01/01	COMBINED SINGLE LIMIT		$1000000

	/ / ALL OWNED AUTOS				BODILY INJURY (Per person)	$

	/ / SCHEDULED AUTOS				BODILY INJURY (Per accident)	$

	/x/ HIRED AUTOS				PROPERTY DAMAGE	$

/x/ NON-OWNED AUTOS

/x/ $2,500 Ded Comp

/x/ $2,500 Ded Coll

	GARAGE LIABILITY				AUTO ONLY—EA ACCIDENT	$

	/ / ANY AUTO				OTHER THAN AUTO ONLY:

	/ /				EACH ACCIDENT	$

	/ /				AGGREGATE	$

	EXCESS LIABILITY				EACH OCCURENCE	$

	/ / UMBRELLA FORM				AGGREGATE	$

	/ / OTHER THAN UMBRELLA FORM					$

	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY				/ / WC STATUTORY LIMITS / / OTHER

					EL EACH ACCIDENT	$

	THE PROPRIETOR/ / / INCL				EL DISEASE—POLICY LIMIT	$

	PARTNERS/EXECUTIVE OFFICERS ARE: / / EXCL				EL DISEASE—EA EMPLOYEE	$

OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

        Sand pit at Warm Springs & Gibson Road, Henderson, NV

        See Endorsement(s) Attached.

CERTIFICATE HOLDER	CANCELLATION
The Landwell Company, L.P. 03 875 W. Warm Springs Henderson, NV 89015 ATTN: MARK VAN STEENHUYSE	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT,
/s/ PHYLLIS SMEAD

AUTHORIZED REPRESENTATIVE	SIS4930000

ACORD 25-S (1/95)

POLICY NUMBER: T6-38813622	COMMERCIAL GENERA LIABILITY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY

ADDITIONAL INSURED—OWNERS, LESSEES OR CONTRACTORS (FORM B)

(Including "Primary" Wording)

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART

SCHEDULE

Name of Person or Organization:

        The Landwell Company, L.P.

  Re:
  Sandpit at Warm Springs & Gibson Road, Henderson, NV

(If no entry appears above, information required to complete this endorsement will be shown in the Declarations as applicable to this endorsement.)

WHO IS AN INSURED (Section II) is amended to include as an insured the person or organization shown in the Schedule, but only with respect to liability arising out of or related to "your work" or its supervision for that insured by or for you.

PRIMARY INSURANCE: It is agreed that such insurance as afforded by this policy for the benefit of the additional insured shall be primary insurance as respects any claim, loss or liability arising directly or indirectly from the insured's operations and any other insurance maintained by the additional insured shall be non-contributory with the insurance provided hereunder.

Al-Primary	CG2010p(11-85)

FIRST AMENDMENT TO LEASE

        This First Amendment to Lease ("First Amendment") is made and entered into as of the 20th day of November 2003, by and between The LandWell Company, L.P., a Delaware limited partnership ("Landlord"), and Ready Mix, Inc., a Nevada corporation ("Tenant").

RECITALS

        A.    The parties hereto have entered into that certain Ground Lease dated as of November 21, 2000 (the "Lease") for premises located in an industrial park known as the Black Mountain Industrial Center, all as more particularly described therein. All terms defined in the Lease shall have the same meanings when used in this Agreement, unless a different meaning is clearly expressed herein.

        B.    The parties have agreed to relocate the Premises and to otherwise amend the Lease as set forth herein.

        In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

ARTICLE 1
AMENDMENT

        1.1    Premises.    Beginning on November 1, 2003 (the "Effective Date"), the Premises shall mean that certain parcel of property which is described on Exhibit "A" attached hereto and incorporated herein by this reference, consisting of approximately 4.21 acres. Landlord has disclosed to Tenant that the relocated Premises have previously been used for industrial purposes and Tenant acknowledges that it has investigated such prior use and has satisfied itself as to the condition of the Premises.

        1.2    Basic Rent.    Beginning on the Effective Date, the Basic Rent shall be adjusted to Nine Thousand Dollars ($9,000) per month.

        1.3    Term.    The Term is extended through November 30, 2005. Tenant may extend the Term for one (1) additional eight (8) month period (the "Option Term") by giving Landlord written notice not less than two (2) months before the expiration of the Term (such option to extend is sometimes hereinafter referred to as the "Option"). All of the terms and conditions of the Lease, except this right to extend the Term, shall apply to the Option Term so far as applicable, and reference in the Lease to the "Term" shall be deemed to include the Option Term. The Option shall not be available to any subsequent assignee, subtenant or other transferee of the original Tenant. Upon the expiration of the Option Term, Landlord and Tenant may mutually agree to continue this Lease on a month-to-month basis.

        1.4    Rights of Termination.    Tenant shall have the right to terminate the Lease at any time by giving Landlord written notice of termination at least six months prior to the effective date of termination. In addition, Landlord and Tenant shall each have the right to terminate the Lease at any time during the Option Term by giving the other party written notice of termination at least thirty (30) days prior to the effective date of termination.

        1.5    Permitted Use.    Landlord and Tenant acknowledge that the Premises may be used only for the Permitted Use and for no other purpose without the prior written consent of Landlord, which consent may denied in Landlord's sole discretion.

        1.6    Access.    Ingress and egress to and from the Premises shall be via the designated right of way located immediately to the west of the Premises, connecting to Commercial Way, Eastgate Road and Warm Springs Road. In addition, Tenant may cross Landlord's property located immediately to the southwest of the Premises to access Eastgate Road. Tenant may pave either or both of such access routes, but Tenant shall take such action as may be required to comply with all local governmental requirements, including air quality requirements, which apply to Tenant's use of the Premises and such access routes. Landlord may terminate Tenant's right to use either or both of such access routes, so long as Landlord provides a reasonable replacement access route for Tenant's use.

        1.7    Water Lines.    Tenant has installed a temporary water line across property which is now owned by third parties. Not later than December 31, 2003, Tenant shall, at Tenant's cost, move that temporary water line to Landlord's property which is now planned for future right of way. Tenant will coordinate the location of that relocated water line with Landlord.

        1.8.    Caliche Boulders and Fence.    Within thirty days after notice from Landlord, Tenant shall, at Tenant's cost, move the caliche boulders which are now located upon the premises originally demised under the Lease to property which is reasonable close to the relocated Premises, as designated by Landlord. In addition, Tenant shall also relocate the existing fence from the original premises to the property line which separates the relocated Premises from Landlord's property immediately to the north. Landlord shall have its civil engineer set stakes to designate the new location of such fence, and Tenant shall relocate the fence within thirty (30) days after notice from Landlord that such stakes have been set.

        1.9    Continued Use of Original Premises.    Tenant may continue to use the premises originally demised under the Lease for the storage of equipment but for no other purpose. Such use shall continue to be subject to all of the terms and conditions of the Lease, including, without limitation, Article 5 (insurance) and Section 11.5 (indemnity). Landlord shall have the right to terminate Tenant's right to use the originally demised premises at any time by giving Tenant written notice of termination at least ninety (90) days prior to the effective date of termination.

ARTICLE 2
Miscellaneous.

        2.1    Confirmation of Lease.    Except as specifically amended or modified herein, the Lease is hereby ratified and shall remain in full force and effect.

        2.2    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

        2.3    Governing Law.    This instrument shall be interpreted and construed in accordance with the law of the State of Nevada.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first above written.

LANDLORD:
THE LANDWELL COMPANY, L.P. a Delaware limited partnership
By Basic Land Company
a Nevada corporation its general partner
By:	/s/ MARK PARIS Mark Paris President and Chief Executive Officer
TENANT:
READY MIX, INC.
a Nevada corporation
By:	/s/ ROBERT R. MORRIS
Its:	President

[PBSJ LOGO]

2270 Corporate Circle, Suite 100
Henderson, Nevada 89074-6382
Telephone 702.263.7275
Fax 702.263.7200
www.pbsj.com

LEGAL DESCRIPTION
FOR READYMIX (BOC)

        BEING A PORTION OF BLACK MOUNTAIN INDUSTRIAL CENTER GATES 8 & 9 PHASE II, A COMMERCIAL SUBDIVISION ON FILE IN THE OFFICE OF THE CLARK COUNTY RECORDER IN BOOK 97 OF PLATS, PAGE 99, LOCATED IN SECTION 11, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

        COMMENCING AT THE NORTHEAST CORNER OF SAID SECTION 11; THENCE SOUTH 88°58'43" WEST, ALONG THE NORTH LINE OF SAID SECTION 11, A DISTANCE OF 1178.85 FEET; THENCE SOUTH 01°01'17" EAST, DEPARTING SAID NORTH LINE AND ALONG THE EAST BOUNDARY OF SAID COMMERCIAL SUBDIVISION, 1488.37 FEET; THENCE SOUTH 20°10'41" WEST, CONTINUING ALONG SAID EAST BOUNDARY, 1181.73 FEET; THENCE SOUTH 20°04'46" WEST, CONTINUING ALONG SAID EAST BOUNDARY, 138.71 FEET TO THE POINT OF BEGINNING; THENCE CONTINUING SOUTH 20°04'46" WEST, 623.72 FEET; THENCE SOUTH 89°30'29" WEST, 272.68 FEET; THENCE NORTH 12°31'58" EAST, 529.54 FEET TO THE BEGINNING OF A TANGENT CURVE CONCAVE WESTERLY HAVING A RADIUS OF 275.00 FEET; THENCE ALONG SAID CURVE TO THE LEFT THROUGH A CENTRAL ANGLE OF 13°34'00", AN ARC LENGTH OF 65.11 FEET; THENCE NORTH 88°57'58" EAST, 365.45 FEET TO THE POINT OF BEGINNING.

        CONTAINING 183,347 SQUARE FEET (4.21 ACRES), MORE OR LESS, AS DETERMINED BY COMPUTER METHODS.

BASIS OF BEARINGS

        NORTH 89°00'41" EAST—BEING THE NORTH LINE OF THE NORTHWEST QUARTER (NW 1/4) OF SECTION 11, TOWNSHIP 22 SOUTH, RANGE 62 EAST, M.D.M., CLARK COUNTY, NEVADA AS SHOWN BY A MAP ON FILE IN THE OFFICE OF THE CLARK COUNTY RECORDER IN BOOK 82, PAGE 71 OF PLATS, OFFICIAL RECORDS.

[PROFESSIONAL LAND SURVEYORS STATE OF GEORGIA SEAL]

EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION
BLACK MOUNTAIN INDUSTRIAL CENTER

[GRAPHIC]

QuickLinks

  Exhibit 10.9
GROUND LEASE
EXHIBIT "A" LEGAL DESCRIPTION OF PROCESSING SITE
EXHIBIT "A"
PARCEL DESCRIPTION READYMIX 30.00 FEET WIDE ACCESS EASEMENT
SITE PLAN SHOWING PROCESSING SITE
  DATE (MM/DD/YY) 7/31/00
ARTICLE 2 Miscellaneous.
LEGAL DESCRIPTION FOR READYMIX (BOC)
EXHIBIT TO ACCOMPANY LEGAL DESCRIPTION BLACK MOUNTAIN INDUSTRIAL CENTER